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                                                                   Exhibit 99.04

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 12b-25

                           NOTIFICATION OF LATE FILING

                                                   Commission File Number 0-3319
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         (Check One):
         [X] Form 10-K and Form 10-KSB [ ] Form 11-K
         [ ] Form 20-F [ ] Form 10-Q and Form 10-QSB [ ] Form N-SAR

For Period Ended:   August 3, 2002
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[  ] Transition Report on Form 10-K        [  ] Transition Report on Form 10-Q
[  ] Transition Report on Form 20-F        [  ] Transition Report on Form N-SAR
[  ] Transition Report on Form 11-K

For the Transition Period Ended:
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         Read attached instruction sheet before preparing form. Please print or type.

         Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.

         If the notification relates to a portion of the filing checked above, identify item(s) to which the notification relates:
                                                   ----------------------------

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                         Part I. Registrant Information

Full name of registrant        Del Global Technologies Corp.
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Former name if applicable



Address of principal executive office (Street and number)

           One Commerce Park
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City, State and Zip Code       Valhalla, NY 10595
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                         Part II. Rule 12b-25(b) and (c)

         If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check appropriate box.)

[X] (a) The reasons described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense;

[X] (b) The subject annual report, semi-annual report, transition report on Form 10-K, 10-KSB, 20-F, 11-K or Form N-SAR, or portion thereof will be filed on or before 15th calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q, 10-QSB or portion thereof will be filed on or before the fifth calendar day following the prescribed due date; and

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[ ]      (c) The accountant's statement or other exhibit required by Rule
         12b-25(c) has been attached if applicable.

                               Part III. Narrative

         State below in reasonable detail the reasons why Form 10-K, 10-KSB, 11-K, 20-F, 10-Q, 10-QSB, N-SAR or the transition report portion thereof could not be filed within the prescribed time period. (Attach extra sheets if needed).

                  In addition to the events reported by the Registrant in its Form 8-K filed today, and due to the Registrant's previously reported accounting irregularities discovered in its financial statements for fiscal years 1997, 1998 and 1999, the Registrant requires additional time to prepare the Registrant's financial information and other disclosure required to be included in its Annual Report on Form 10-K. Accordingly, the Registrant could not complete the preparation of its Annual Report on Form 10-K for the year ended August 3, 2002 on a timely basis.

                           Part IV. Other Information

(1) Name and telephone number of person to contact in regard to this notification.

      Thomas V. Gilboy                              (914) 686-3600
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        (Name)                              (Area Code)       (Telephone Number)

         (2) Have all other periodic reports required under Sections 13 and 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If the answer is no, identify report(s).
                                                  [   ] Yes          [  X ] No

         Form 10-K for the fiscal year ended July 28, 2001 was not filed. However, the Company filed audited financial statements for fiscal year 2001 on a Form 8-K, dated April 1, 2002. In addition, a Form 11-K in connection with the Registrant's profit sharing and 401(k) plans for calendar year ended December 31, 2001 was not filed.

         (3) Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?

         Please see Attachment A.                 [  X ] Yes          [   ] No
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         If so: attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.

    Del Global Technologies Corp.
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                  (Name of registrant as specified in charter)

has caused this notification to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 4, 2002                 By: /s/ Thomas V. Gilboy
       --------------------             ---------------------------------------
                                                Name:  Thomas V. Gilboy
                                                Title: Chief Financial Officer,
                                                       Treasurer and Secretary


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                                  Attachment A
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Net sales for fiscal year 2002 are expected to be approximately $98.1 million, as compared to $93.0 million in fiscal year 2001. Gross margin as a percentage of net sales for fiscal year 2002 versus fiscal year 2001 is expected to be essentially the same at 20.3%.

Operating loss is expected to be $14.4 million for fiscal year 2002, which is $2.6 million higher than the operating loss of $11.8 recorded for fiscal year 2001. This increase in operating loss is mainly caused by:

o Increased selling, general and administrative expenses -which are expected to be $22.1 million in fiscal year 2002 as compared to $17.3 million in fiscal year 2001, principally due to increased audit and other accounting fees of approximately $2.5 million, increased legal fees (not included in litigation settlement costs) of approximately $500,000 and increased consulting fees associated with organizational development, strategic planning and management information systems of approximately $1.2 million; plus

o Higher facilities reorganization costs - which were $822,000 in 2001 and are expected to be $1.3 million in fiscal 2002;

offset by

o Lower litigation settlement costs - which were $9.8 million in 2001 and are expected to be $8.0 million in fiscal 2002; and


o        Increase in gross margin - of approximately $1.1 million.

Net cash flow from operating activities is expected to be $5.8 million for fiscal 2002 versus net cash used in operating activities of $5.8 million on fiscal 2001.